carlotz

3301 W. MOORE ST.
RICHMOND, VIRGINIA 23230

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LOTZ2022SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D91640-S54142

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

CARLOTZ, INC.

The Board of Directors recommends you vote FOR proposals 1 and 2:	**For**	**Against**	**Abstain**
1. Adoption of the Agreement and Plan of Merger, dated as of August 9, 2022, by and among Shift Technologies, Inc., Shift Remarketing Operations, Inc. and CarLotz, Inc. (the "Merger Agreement").	☐	☐	☐
2. Approve adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if sufficient votes to adopt the Merger Agreement have not been obtained by CarLotz, Inc.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

D91641-S54142

CARLOTZ, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SPECIAL MEETING OF STOCKHOLDERS
[TBD] [TBD]

The stockholder(s) hereby appoint(s) Lev Peker and Tom Stoltz, or either of them, as proxies, each with the power to appoint (his/her) substitute and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CarLotz, Inc. that the stockholder(s) is/are entitled to vote at the special meeting of stockholders of CarLotz, Inc. to be held at [TBD] on [TBD]. The special meeting of stockholders is to be held virtually at: www.virtualshareholdermeeting.com/LOTZ2022SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as directed by the stockholder(s). If no such directions are made, this proxy will be voted in accordance with the Board of Directors' recommendations.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE